Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement  (Form S-8) pertaining to the 2005 Equity Participation Plan of DCAP Group, Inc., of our report dated March 21, 2006, with respect to the financial statements of DCAP Group, Inc. and Subsidiaries included in its Annual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Holtz Rubenstein Reminick LLP
Holtz Rubenstein Reminick LLP
Melville, New York
March 30, 2006